SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

  Preliminary proxy statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  Definitive proxy statement

  Definitive additional materials

  Soliciting material pursuant to Rule 14a-12

IMATION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMATION CORP.

NOTICE OF 2001 ANNUAL MEETING AND

PROXY STATEMENT

March 20, 2001

Dear Imation Corp. Shareholders:

You are cordially invited to attend the Imation Corp. 2001 Annual Meeting of Shareholders. The Meeting will be held this year on Wednesday, May 9, 2001, at 9:00 a.m., local time, at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas. All holders of the Company’s outstanding common stock as of March 13, 2001 are entitled to vote at the Annual Meeting. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to vote your shares either by telephone (via the 800 number indicated on the accompanying proxy card), Internet or the mail. If you choose to vote by mail, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to ensure that your shares will be represented at the Annual Meeting.

Sincerely,

/s/ WILLIAM T. MONAHAN

William T. Monahan
Chairman of the Board, President and
Chief Executive Officer

IMATION CORP.

1 Imation Place
Oakdale, Minnesota 55128

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 9, 2001

To the Shareholders of Imation Corp.:

The 2001 Annual Meeting of Shareholders of IMATION CORP. will be held on Wednesday, May 9, 2001, at 9:00 a.m., local time, at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, for the following purposes:

1.	To elect four Class II directors of the Company to serve for a three-year term;

2.	To act on the proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of Imation Corp. for the year 2001;

3.	To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

These items are more fully described in the following pages of the Proxy Statement.

The Board of Directors has fixed March 13, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ JOHN L. SULLIVAN

John L. Sullivan
Vice President, General Counsel
and Secretary

Oakdale, Minnesota

March 20, 2001

IMPORTANT NOTICE

PLEASE VOTE BY TELEPHONE OR INTERNET, OR MARK, DATE, SIGN AND PROMPTLY MAIL
THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES
WILL BE REPRESENTED AT THE MEETING

IMATION CORP.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2001

IMATION CORP.

INFORMATION CONCERNING SOLICITATION AND VOTING

Voting Procedures

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (the “Company” or “Imation”) for use at the Annual Meeting of Shareholders of Imation to be held on May 9, 2001, and at all adjournments thereof. All shareholders of record on March 13, 2001 are entitled to vote at the Annual Meeting and, as of that date, there were approximately 35,222,567 shares of common stock, $.01 par value, of the Company (the “Common Stock”) outstanding. Each share of Common Stock entitles the holder to one vote. Shares of Common Stock held in the Company’s treasury will not be voted and will not be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.

The Company anticipates that this Proxy Statement and the accompanying form of proxy will first be sent to its shareholders on or about March 20, 2001.

A proxy card is enclosed for your use. In order to register your vote, complete, date and sign the proxy card and return it in the envelope provided or vote your proxy by telephone or Internet in accordance with the voting instructions set forth on the proxy card.

You have three choices on each matter to be voted upon at the Annual Meeting. For the election of directors, by checking the appropriate box on your proxy card, you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you designate. See “General Information” under Item No. 1. Concerning Item No. 2 , by checking the appropriate box, you may (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on the item.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2001.

If an executed proxy card is returned and the shareholder has voted “abstain” on any matter (or “withhold authority” as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

Security Ownership of Certain Beneficial Owners

The following table sets forth the holdings, as of the date indicated, of the Company’s outstanding Common Stock of each person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of any class of the Company’s voting securities:

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class

Private Capital Management, Inc. 3003 Tamiami Trail North Naples, Florida 33940	5,453,637	(1)	15.5%
Harris Associates, Inc. Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	3,290,660	(2)	9.34%
Merrill Lynch & Co., Inc. World Financial Center North Tower 250 Vesey Street New York, NY 10381	1,887,298	(3)	5.36%
Pioneer Investment Management Inc. 60 State Street Boston, Massachusetts 02109	1,787,000	(4)	5.07%

(1)	The Company received a copy of an amended Schedule 13G/ A filed with the Securities and Exchange Commission by Private Capital Management, Inc., indicating that, at December 31, 2000, Private Capital Management, Inc. and certain of its affiliates, as investment advisors, beneficially held a total of 5,453,637 shares of Common Stock. Of such shares, such entities had sole power to vote 61,000 shares, sole power to dispose of 61,000 shares, shared power to vote 5,392,637 shares and shared power to dispose of 5,392,637 shares.

(2)	The Company received a copy of an amended Schedule 13G/ A filed with the Securities and Exchange Commission by Harris Associates, Inc., indicating that, at December 31, 2000, Harris Associates, Inc. and certain of its affiliates, as investment advisor to Harris Associates Investment Trust and various other clients, beneficially held a total of 3,290,660 shares of Common Stock. Of such shares, such entities had sole power to dispose of 3,165,660 shares and shared power to dispose of 125,000 shares. Such entities had shared power to vote all such shares.

(3)	The Company received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Merrill Lynch & Co., Inc., indicating that, at December 31, 2000, Merrill Lynch & Co., Inc., individually and on behalf of Merrill Lynch Investment Managers and certain of its affiliates, beneficially held a total of 1,887,298 shares of Common Stock. Such entities had shared power to vote and dispose of all such shares.

(4)	The Company received a copy of an amended Schedule 13G/ A filed with the Securities and Exchange Commission by Pioneer Investment Management Inc., indicating that, at December 31, 2000, Pioneer Investment Management Inc., in its capacity as an investment advisor, beneficially held a total of 1,787,000 shares of Common Stock. Such entity had sole power to vote and to dispose of all such shares.

Security Ownership of Management

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of January 31, 2001, by each director, each current officer named in the Summary Compensation Table on page 13, and all directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner.

	Amount and Nature of	Percentage
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

William T. Monahan	228,220	*
Richard E. Belluzzo	20,218	*
Lawrence E. Eaton	57,109	*
Michael S. Fields	28,160	*
William W. George	48,706	*
Linda W. Hart	50,252	*
Ronald T. LeMay	36,343	*
Marvin L. Mann	37,402	*
Glen A. Taylor	1,560	*
Daryl J. White	42,096	*
Steven D. Ladwig	72,289	*
Robert L. Edwards	46,126	*
Barbara M. Cederberg	17,525	*
John L. Sullivan	12,864	*
All Directors and Executive Officers as a Group (18 persons)	791,281	2.21%

*	Indicates ownership of less than 1%.

(1)	The shares shown include: (i) the following shares issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days: Mr. Monahan, 212,840 shares; Mr. Belluzzo, 18,466 shares; Mr. Eaton, 40,000 shares; Mr. Fields, 23,836 shares; Mr. George, 40,000 shares; Ms. Hart, 40,000 shares; Mr. LeMay, 34,247 shares; Mr. Mann, 33,534 shares; Mr. White, 40,000 shares; Mr. Edwards, 35,000 shares; Mr. Ladwig, 10,000 shares; Ms. Cederberg, 15,630 shares; Mr. Sullivan, 6,250 shares; and all directors and executive officers as a group, 632,303 shares; and (ii) the following shares allocated as of January 31, 2001 to the accounts of participants under the Imation Retirement Investment Plan: Mr. Monahan, 1,546 shares; Mr. Edwards, 1,126 shares; Mr. Ladwig, 414 shares; Ms. Cederberg, 1,437 shares; Mr. Sullivan, 614 shares; and all executive officers as a group, 10,496 shares. The participants in the Imation Retirement Investment Plan have shared voting and investment power with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. The Company believes that during 2000 all directors and executive officers of the Company complied with their Section 16(a) filing requirements.

BOARD OF DIRECTORS

Meetings of the Board and Board Committees

During 2000, the Board of Directors held a total of seven meetings and the various committees of the Board met a total of twelve times. Each director attended 75% or more of the total meetings of the Board of Directors and the Board committees on which the director served, except that Richard E. Belluzzo attended 64% of the total meetings of the Board of Directors and the Board committees on which he served.

Committees of the Board

The standing committees of the Board of Directors include the Audit and Finance, Compensation and Corporate Organization, and Nominating and Governance Committees. Each of the Board Committees has adopted a committee charter which sets forth the function and responsibilities of the committee.

Audit and Finance Committee. The Audit and Finance Committee consists of four non-employee directors: Messrs. White (Chair), Eaton, LeMay and Belluzzo. The Audit and Finance Committee held four meetings in 2000. The Audit and Finance Committee reviews the Company’s consolidated financial statements; makes recommendations to the Board of Directors regarding the Company’s independent auditors and the scope of their services; reviews the adequacy of accounting and audit policies, compliance procedures and internal controls; reviews non-audit services performed by the independent auditors; reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles; reviews financial policies (e.g. tax, cash management, currency hedging, etc.) which may impact the Company’s financial statements; monitors compliance with financing agreements; and oversees the functions of the Company’s Pension and Retirement Committee. The charter of the Audit Committee is published as Appendix A to this proxy statement.

Compensation and Corporate Organization Committee. The Compensation and Corporate Organization Committee consists of four non-employee directors: Messrs. Mann (Chair), Fields and White and Ms. Hart. The Compensation and Corporate Organization Committee held five meetings in 2000. The Compensation and Corporate Organization Committee reviews compensation and benefits programs for the Company’s executive officers; reviews the selection of officers; evaluates senior management performance; and administers certain stock and benefit plans.

Nominating and Governance Committee. The Nominating and Governance Committee consists of four non-employee directors: Ms. Hart (Chair) and Messrs. George, Mann and Taylor. The Nominating and Governance Committee held three meetings in 2000. The Nominating and Governance Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance matters and the selection of candidates as nominees for election as directors.

The Nominating and Governance Committee will consider qualified nominees for Board membership submitted by shareholders. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Corporate Secretary of the Company at 1 Imation Place, Oakdale, Minnesota 55128. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all shareholders and not those of a special interest group. Any nominations for director to be made at an Annual Meeting of Shareholders must be made in accordance with the requirements set forth in the Company’s Bylaws, a copy of which may be obtained upon request from the Corporate Secretary of the Company at the address listed above.

Compensation of Directors

Directors who are not employees of the Company receive an annual retainer of $40,000 and an additional fee of $5,000 per year for serving as chair of a Board committee. Non-employee directors are paid $1,500 for attendance at each meeting of the Board of Directors in excess of four meetings per year, $1,000 for attendance at meetings of Board committees, and $500 for attendance at each meeting of the Board or Board committee held by telephone or video conference. In addition, the Company matches gifts by each non-employee director to qualified charitable institutions up to $15,000 per year.

Under the terms of the 1996 Directors Stock Compensation Program (the “Directors Plan”), each non-employee director automatically receives, in lieu of 25% of his or her annual retainer fee, shares of restricted Common Stock equal in value to such portion of the retainer fee. Restrictions on the stock lapse three years after the date of grant. The Directors Plan also permits non-employee directors to elect to receive all or part of the remainder of their annual retainer and meeting fees in shares of Common Stock or in restricted stock units equivalent to shares of Common Stock. In addition, each non-employee director automatically receives an initial stock option grant for Common Stock on the date he or she becomes a director and an additional annual stock option grant on the date of the Annual Meeting of Shareholders each year. The number of shares subject to each option grant is 10,000, with the number of shares subject to the initial grant prorated for the number of months the director served as a director during the year. The options are non-qualified stock options with a term of ten years and are granted at an option price equal to the fair market value of the Common Stock on the date of grant. Each option becomes fully exercisable on the date of the Annual Meeting of Shareholders in the year following the date of grant, provided that all outstanding options of a director will immediately vest and become fully exercisable upon the director’s death or disability, or upon a change of control (as defined in the Directors Plan).

Employee directors are not compensated for their service on the Board of Directors.

Board Retirement Policy

The Board has adopted a retirement policy that requires (i) non-employee directors to retire from the Board at the annual meeting of shareholders following either 15 years of service as a director or the director attaining the age of 70, (ii) a director who is also the chief executive officer to submit his or her resignation from the Board when he or she ceases to hold that position, and (iii) any other director who is an employee of the Company to retire from the Board upon termination of his or her active service as an employee or upon attaining the age of 65, whichever is earlier.

Indemnification Agreements

It is the Company’s policy to indemnify its directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities to the extent permitted by applicable law. The Company’s Bylaws provide for indemnification of its directors, officers and employees against such costs, expenses and other liabilities so long as the director, officer or employee acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company’s best interests. The Company has also entered into Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each of its directors to the full extent provided by applicable law and the Company’s Bylaws as currently in effect.

Item No. 1

ELECTION OF DIRECTORS

General Information

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. The four directors serving in Class II have terms expiring at the 2001 Annual Meeting. The Class II directors currently serving on the Board, Messrs. George, Mann, Taylor and White, have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting. The four Class II director nominees currently are directors of the Company.

Each of the nominees standing for re-election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

Each Class II nominee elected will hold office until the Annual Meeting of Shareholders to be held in 2004 or until a successor has been duly elected and qualified, unless prior to such meeting the director shall resign, or his or her directorship shall become vacant due to the director’s death or removal.

Information Concerning Directors

Director Nominees — Class II (Term Ending 2001)

William W. George	William W. George, age 58, is Chairman and Chief Executive Officer of Medtronic, Inc. (a medical technology company). He joined Medtronic in 1989 as President and Chief Operating Officer, was elected Chief Executive Officer in 1991 and became Chairman of the Board in August 1996. Prior to such time, Mr. George served as the President of Honeywell Space and Aviation Systems and the President of Honeywell Industrial Automation and Control. Mr. George has been a director of the Company since July 1996 and is also a director of Target Corporation, Novartis, and Allina Health System.

Marvin L. Mann	Marvin L. Mann, age 67, is a director and Chairman Emeritus of Lexmark International, Inc. (a supplier of network and personal printers and information processing supplies) having served as Chairman, President and Chief Executive Officer from the time the company was formed in 1991 until May 1998 and as Chairman until he retired in May 1999. Prior to such time, Mr. Mann served in a number of executive positions at IBM. Mr. Mann has been a director of the Company since January 1997 and is also a director of PolyOne Corp., Acterna, Inc. and a member of the Fidelity Investments Board of Trustees.

Glen A. Taylor	Glen A. Taylor, age 59, is Chairman and Chief Executive Officer of Taylor Corporation (a commercial printing company). In August 1994, he acquired the National Basketball Association Minnesota Timberwolves team, and in 1999 launched the WNBA women’s basketball team, the Minnesota Lynx. Mr. Taylor has been a director of the Company since May 2000, and is also a director of Angeion Corporation.

Daryl J. White	Daryl J. White, age 53, is President and Chief Financial Officer of Legerity, Inc. (a supplier of data and voice communications integrated circuitry). He was appointed to that position in August 2000. Prior to such time, Mr. White served as the Senior Vice President of Finance and Chief

Financial Officer of Compaq Computer Corporation from 1988 until his retirement in May 1996. Mr. White has been a director of the Company since July 1996.

Board Members Continuing in Office — Class III (Term Ending 2002)

Richard E. Belluzzo	Richard E. Belluzzo, age 47, is President and Chief Operating Officer of Microsoft Corp. (a software development and manufacturing company). He was appointed to that position in February 2001. From September 1999 to January 2001 he served as Vice President for the Consumer Group at Microsoft Corp. Prior to joining Microsoft in September of 1999, he held the position of Chairman and Chief Executive Officer of Silicon Graphics, Inc. beginning in 1998. Before joining Silicon Graphics, Inc., he held the position of Executive Vice President and General Manager of Hewlett-Packard Company. Mr. Belluzzo is also a member of the board of directors of Specialty Laboratories. Mr. Belluzzo has been a director of the Company since August 1998.

Linda W. Hart	Linda W. Hart, age 60, is Vice Chairman and Chief Executive Officer of Hart Group, Inc. (a diversified group of companies primarily involved in residential and commercial building materials). Prior to joining Hart Group, Inc. in 1990, Ms. Hart was engaged in the private practice of law in Dallas, Texas. Ms. Hart is currently a director of each of the Hart Group companies; Hart Group, Inc., Rmax, Inc., Hart Leasing, Inc. and L&M Acquisitions, Inc. Ms. Hart has been a director of the Company since July 1996.

William T. Monahan	William T. Monahan, age 53, was elected Chairman of the Board, President and Chief Executive Officer of the Company when the Company was formed in March 1996 in connection with the spin-off from 3M. From June 1993 to March 1996, Mr. Monahan served as Group Vice President responsible for the Electro and Communications Group of 3M, and from May 1992 to May 1993, he served as Senior Managing Director of 3M Italy. From September 1989 to May 1992, Mr. Monahan was Vice President of the Data Storage Products Division of 3M. Mr. Monahan is currently a director of Hutchinson Technology Inc. and Pentair Corp.

Board Members Continuing in Office — Class I (Term Ending 2003)

Lawrence E. Eaton	Lawrence E. Eaton, age 63, served as Executive Vice President of the Information, Imaging and Electronic Sector and Corporate Services of 3M (a diversified manufacturer) from 1991 to his retirement in August 1996. Prior to 1991, Mr. Eaton served in various other capacities at 3M, including from 1986 to 1991 as Group Vice President, Memory Technologies Group. Mr. Eaton has been a director of the Company since July 1996.

Michael S. Fields	Michael S. Fields, age 55, has been President of The Fields Group (a management consulting firm) since May 1997. In June 1992, Mr. Fields founded Open Vision (supplier of computer systems management applications for open client/server computing environments). Mr. Fields served as Chairman and Chief Executive Officer of that company from July 1992 to July 1995 and continued to serve as Chairman of the Board until April 1997. Prior to such time, Mr. Fields held a number of executive positions at Oracle Corporation. Mr. Fields has been a director of the

Company since January 1998 and is also a director of WinVista, Adamation, ReachCast, Vianovus, Unisource Systems, Bridgestream, Inc. and Imhotech, Inc.

Ronald T. LeMay	Ronald T. LeMay, age 55, has served as President and Chief Operating Officer of Sprint Corporation (a telecommunications company) since February 1996 (except for the period from July 1997 to October 1997 when he served as Chairman and Chief Executive Officer of Waste Management, Inc. (provider of waste management services). He became a director of Sprint in 1993. From March 1995 to September 1996, Mr. LeMay served as the Chief Executive Officer of Sprint Spectrum, a partnership among Sprint, Tele-Communications, Inc., Comcast Corporation and Cox Communications. From 1989 to 1995, Mr. LeMay served as President and Chief Operating Officer of Sprint Long Distance. Mr. LeMay has been a director of the Company since July 1996 (except for the period mentioned above when he served as Chairman and Chief Executive Officer of Waste Management) and is also a director of Transportation.com, Allstate Corporation and Ceridian Corporation.

The Board of Directors recommends you vote FOR the election of each of the nominees in Class II as directors of the Company for a three-year term. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock voting for the election of directors.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of the Audit and Finance Committee, has appointed PricewaterhouseCoopers LLP (PwC), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 2001. PwC has audited the Company’s financial statements since it was formed in 1998 by the merger of the accounting firms of Price Waterhouse LLP and Coopers & Lybrand L.L.P. Prior to their merger, Coopers & Lybrand L.L.P. audited the Company’s financial statements for the years 1996 and 1997. Representatives of the firm will attend the Annual Meeting and will have an opportunity to make a statement if they desire, and also will be available to answer questions.

The Board of Directors recommends you vote FOR ratification of the appointment of the independent auditors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent auditors.

OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors (the “Committee”) is composed of four independent directors and operates under a written charter adopted by the Board of Directors (see Appendix A to view the Audit Committee portion of the charter). The Committee charter was revised during calendar year 2000 to reflect a number of new standards set forth in U.S. Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. Generally, these changes reflected increased specificity in the charter rather than changes in the Committee’s practices. After appropriate review and discussion, the Committee determined that it had fulfilled its responsibilities under the Committee charter during calendar year 2000. Furthermore, the Committee has taken the following actions with respect to the Company’s audited financial statements for the year ended December 31, 2000 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Committee has discussed with PricewaterhouseCoopers LLP (PwC), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, and has discussed with PwC its independence from the Company. In connection with its review of PwC’s independence, the Committee also considered whether PwC’s provision of the non-audit services identified below is compatible with the maintenance of their independence. Following is a listing of the types of services considered and the amounts, if any, charged by PwC to the Company for calendar year 2000:

Audit Fees(1): $790,000

Financial Information Systems Design and Implementation Fees: $0

All Other Fees(2): $590,000

•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE
Daryl J. White, Chair
Lawrence E. Eaton
Ronald T. LeMay
Richard E. Belluzzo

(1)Fees for the calendar year 2000 audit and the reviews of Forms 10-Q are $790,000, of which an aggregate amount of $420,000 has been billed through December 31, 2000.
(2)Included in this category are amounts billed primarily for services relating to the preparation of the Company’s tax returns, tax planning, preparation of statutory audits of certain international subsidiaries, and costs associated with divestiture of the Company’s photo color systems business.

COMPENSATION AND CORPORATE ORGANIZATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Corporate Organization Committee of the Company’s Board of Directors is responsible for establishing the Company’s executive compensation philosophy and administering each component of the executive compensation program. The Committee is comprised entirely of independent, non-employee directors.

The Committee reviews each executive compensation component annually to maintain alignment with the Company’s goals and philosophy.

Philosophy: The Committee uses cash and stock-based compensation to motivate executives to achieve the Company’s strategic objectives, to align the interests of executives with those of shareholders, to provide competitive total compensation to attract and retain highly qualified key executives, and to reward individual and Company performance.

Each component of the executives’ compensation is targeted at competitive levels, as measured by a comparison with identified peer companies. The companies identified by the Committee as a peer group for purposes of executive compensation comparison were determined by annual revenues, similar product lines, and companies identified as competitors for purposes of executive talent. The Committee reviews analysis gathered from a number of industry surveys which include the peer companies, with the data adjusted through regression analysis to reflect the Company’s size relative to those companies included in the analysis. This size-adjusted data is deemed by the Committee to provide an accurate representation of the competitive market.

While the Committee recognizes the need to maintain competitive levels of target compensation for the Company’s executives — in order to retain and attract qualified talent — it also desires to maintain a compensation program which rewards high performance. To the extent the Company’s performance is greater than the performance of its industry peers, total compensation is designed to also exceed the competitive median. Should Company performance fall short of the performance of industry peers, total compensation will also fall below the competitive median.

Components: The Company’s executive compensation program is comprised of three major components, with each playing a specific role in support of the executive compensation philosophy, as follows:

•	Base Salary;

•	Incentive Compensation; and

•	Stock-Based Compensation.

In determining compensation, the Committee considers all elements of an executive’s compensation package. The Corporation’s compensation program is designed to enhance shareholder value by linking a large portion of executive officers’ compensation directly to company or business unit performance.

Base Salary. Information regarding the competitiveness of Company executives’ base compensation was provided to the Committee through the data analysis described above. The Committee granted base salary increases to certain executives as warranted by individual performance, level of responsibility, scope and complexity of the position, and salary levels for comparable positions at companies in the compensation peer group. The Committee believes that base compensation for the executive officers of the Company is positioned at competitive levels.

Incentive Compensation. The Company’s 2000 bonus plan, approved by the Committee, sets forth the annual target bonus award for each individual executive and all participating non-commissionable employees, as a percent of base salary. Additionally, the Committee approved the financial performance targets for the corporation as a whole and each respective business unit. Payout of bonuses was derived through achievement of certain levels of performance against: 1) revenue attainment, 2) operating income attainment, and 3) improvement in working capital. An executive officer’s bonus, together with those payable to other participating non-commissionable employees as a group, could increase or decrease proportionately for performance levels over or under targeted levels.

For the bonus plan year 2000, Company performance fell below target with respect to revenue and operating income goals, and above target for the working capital goal. Because of the below target performance relative to operating income, the Company-wide portion of the bonus tied to overall company performance was not earned or paid out. However, certain business units’ performance was at or above target, resulting in some level of cash compensation award being paid to a small number of executive officers and some non-commissionable employees.

Stock-Based Compensation. The Committee and management believe that broad and significant employee ownership of Company stock effectively motivates the building of shareholder wealth and aligns the interests of employees with those of the Company’s shareholders. Stock based awards in the form of stock option grants and restricted stock awards are made under the Company’s 1996 and 2000 Employee Stock Incentive Plans.

Stock options granted to Company executives are based on the market competitive value of long-term incentives held by other executives having similar levels of responsibility within the defined peer group of companies, executive performance and contribution, and expected Company performance.

During 2000, the Committee approved the grant of options to several executives with performance-based vesting requirements, to motivate high performance and provide a significant retention incentive. These performance requirements include the compound annual growth rate of sales, operating income, and economic profit for a key business unit, with a specific percentage of shares vesting on December 31, 2002 for each measure. The options will vest 100% on December 31, 2008 if the performance milestones are not achieved. In addition, each executive received regular option grants during 2000, with incremental vesting over a four-year period. Stock option grants allow executive officers to acquire shares of the Company’s Common Stock at the fair market value in effect on the date of grant. The option will provide a return to the executive only if he or she remains an employee of the Company, and then only if the market value of the stock appreciates over the term of the option. The table entitled “Option Grants in 2000” on page 14 summarizes the stock options granted during 2000 to the five most highly compensated executive officers.

Chief Executive Officer Compensation: The CEO’s base salary was established by a process similar to that discussed previously for other executive officers. Mr. Monahan’s base salary has not changed since his last reported increase in January 2000. The non-employee members of the Board of Directors met without the CEO on February 7, 2001 to formally evaluate the CEO’s performance through that date. In evaluating Mr. Monahan’s performance and current compensation situation, the Committee examined his compensation relative to the compensation levels for comparable positions at companies in the compensation peer group. In addition to this, the Committee considered the Company’s overall performance in delivering shareholder value. Mr. Monahan had a target bonus opportunity of $470,000 under the 2000 bonus incentive plan, based solely on attainment of overall Company performance targets. Mr. Monahan did not receive a cash incentive award for 2000. In determining the amount of long-term (equity) compensation to grant to Mr. Monahan, the Committee considered the same factors used to determine grants for other executive officers, as described previously.

The Company has an employment agreement with Mr. Monahan, the terms of which are described on page 15 under the heading “Employment Agreement.”

Deductibility of Executive Compensation: Section 162(m) of the Code limits the Company’s ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. The tax law exempts from this rule compensation resulting from the exercise of stock options granted under the conditions specified in the regulations. Under the 1996 and 2000 Stock Incentive Plans, compensation deemed paid to an executive officer when s/he exercises an outstanding option under the Plan qualifies as performance-based compensation which will not be subject to the $1 million limitation. For the fiscal year 2000, compensation paid to the CEO will be less than the Section 162(m) limit.

Summary: The Compensation Committee believes the compensation plans for the Company’s executive officers have been designed so as to focus the efforts of the Company’s executive officers on the achievement of the Company’s business strategy and corporate objectives and to align the executives’ interests with those of its shareholders. The Committee will continue to evaluate these programs on an annual basis to ensure they continue to do so.

COMPENSATION COMMITTEE
Marvin L. Mann, Chair
Michael S. Fields
Linda W. Hart
Daryl J. White

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
					Stock	Underlying		All Other
			Bonus	Other Annual	Awards	Options	LTIP	Compensation
Name and Principal Position	Year	Salary	(1)	Compensation	(2)	(3)	Payouts	(4)

William T. Monahan,	2000	$580,040	$0	$0	$0	285,000	$0	$51,725
Chairman, President	1999	530,040	568,823	0	0	85,000	0	53,934
and Chief Executive Officer	1998	530,040	0	0	0	0	0	57,310
Steven D. Ladwig,	2000	380,000	0	0	0	205,000	0	27,003
Sr. Vice President and	1999	280,000	306,225	0	0	40,000	0	20,683
President, Data	1998	116,666	62,000	0	1,580,000	40,000	0	20,393
Storage and Information Management
Robert L. Edwards,	2000	350,000	0	0	0	135,000	0	27,139
Sr. Vice President,	1999	290,000	280,550	0	0	40,000	0	51,485
Chief Financial Officer & Chief Administrative Officer	1998	182,291	175,250	0	0	100,000	0	155,610
John L. Sullivan	2000	255,000	39,589	0	0	30,000	0	25,891
Vice President,	1999	240,000	137,034	0	0	25,000	0	25,835
General Counsel and Secretary	1998	86,549	54,400	0	0	30,000	0	52,620
Barbara M. Cederberg,	2000	260,000	0	0	0	115,000	0	25,532
Vice President and	1999	210,000	161,102	0	0	25,000	0	24,565
President, Color Technologies	1998	152,265	72,645	0	0	20,000	0	23,261

(1)	The amounts shown for 1998 are cash payments received by the named individuals for the period under the Company’s Success Sharing Plan, as well as a $20,000 hiring bonus for Mr. Sullivan. The amounts shown for 1999 include discretionary bonuses of $50,000 for both Mr. Edwards and Mr. Ladwig. The remaining amounts shown for 1999 are cash payments received by the named individuals under the Company’s 1999 Annual Bonus Plan, which replaced the Company’s Success Sharing Plan. The amount shown for 2000 is a cash payment received by Mr. Sullivan under the Company’s 2000 Annual Bonus Plan.

(2)	As of December 31, 2000, Mr. Ladwig held 50,000 restricted shares of Company Common Stock valued at $775,000. Of those shares, 25,000 vest on each of August 1, 2001 and August 1, 2002. Mr. Ladwig is entitled to receive any dividends paid on the shares after their issuance at such time as the restrictions lapse.

(3)	Stock options shown are options to purchase Common Stock granted under the 1996 Plan.

(4)	“All Other Compensation” includes the following components: (a) the value of Company contributions of Common Stock to the accounts of the named individuals under the Retirement Investment Plan; (b) the value of premiums paid by the Company on split-dollar life insurance; (c) relocation costs; and (d) the value of a loan made by the Company to Mr. Ladwig. For 2000, the “All Other Compensation” components for the named individuals were as follows: W. T. Monahan — (a) $9,413; and (b) $42,312; S. D. Ladwig — (a) $8,787; and (b) $18,216; R.L. Edwards — (a) $8,694; and (b) $18,445; J.L. Sullivan — (a) $7,956; and (b) $17,935; and B.M. Cederberg — (a) $8,412; and (b) $17,120.

Option Grants In 2000

	Individual Grants

	Number of		% of Total
	Securities		Options Granted	Exercise
	Underlying		to Employees in	Price	Expiration	Grant Date
Name	Options Granted		2000	($/Share)	Date	Present Value(3)

W.T. Monahan	200,000	(1)	10.87%	$31.45	2-9-2010	$2,752,000
	85,000	(2)	4.62%	28.75	4-30-2010	1,191,700
S.D. Ladwig	150,000	(1)	8.15%	31.45	2-9-2010	2,064,000
	55,000	(2)	2.99%	28.75	4-30-2010	771,100
R.L. Edwards	90,000	(1)	4.89%	31.45	2-9-2010	1,238,400
	45,000	(2)	2.45%	28.75	4-30-2010	630,900
J.L. Sullivan	30,000	(2)	1.63%	28.75	4-30-2010	420,600
B.M. Cederberg	75,000	(1)	4.08%	31.45	2-9-2010	1,032,000
	40,000	(2)	2.17%	28.75	4-30-2010	560,800

(1)	All options were granted at the fair market value of a share of Common Stock on the grant date, and become exercisable on December 31, 2002 only if specific performance milestones relating to the compound annual growth rate of sales, operating income, and economic profit are achieved. If performance milestones are not achieved, all options vest on December 31, 2008. All options expire ten years from the grant date and vest immediately in the event of a change of control.

(2)	All options were granted at the fair market value of a share of Common Stock on the grant date, become exercisable over a four-year period, and expire ten years from the grant date. All options vest immediately in the event of a change of control.

(3)	In accordance with Securities and Exchange Commission Rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options expiring in February 2010: expected life of the option of four years, volatility at 45%, no dividend yield, and discount rate at 6.77%. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options expiring in April 2010: expected life of the option of five years, volatility at 45%, no dividend yield, and discount rate of 6.59%.

Aggregated Option Exercises in 2000
and 12/31/00 Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at 12/31/00		at 12/31/00($)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. T. Monahan	0	$0	212,840	408,750	$0	$0
S. D. Ladwig	0	0	10,000	275,000	0	0
R. L. Edwards	0	0	35,000	240,000	0	0
J. L. Sullivan	0	0	6,250	78,750	0	0
B.M. Cederberg	0	0	15,630	158,750	0	0

Compensation Under Retirement Plans

The Company’s Cash Balance Pension Plan (the “Pension Plan”), which is qualified under the applicable provisions of the Internal Revenue Code, covers substantially all domestic employees of the Company. Under the Pension Plan, benefits are determined by the amount of annual pay credits to each employee’s account (equal to 6% of each employee’s annual eligible earnings) and annual interest credits (equal to the return on 30-year U.S. Treasury Bonds as of November of the previous year) to such accounts. For the Plan year 2000, the interest-crediting rate was 6.15%. At retirement, participants eligible for benefits may receive their account balance in a lump sum or as a monthly pension having an equivalent actuarial value. Certain limitations on the amount of benefits under tax qualified plans, such as the Company’s Retirement Investment Plan and the Pension Plan, were imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and Tax Reform Act of 1986 (“TRA”). The Company’s non-qualified supplemental benefit plan provides for the payment of amounts to employees who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the named plans but for the ERISA and TRA limitations.

The estimated annual compensation payable to each of the following individuals named in the Summary Compensation Table as a single life annuity payable at age 65 under both the Company’s qualified and non-qualified pension plans (assuming that the named individuals continue to be employed by the Company until age 65 and receive 5% annual compensation increases) are as follows: W.T. Monahan, $196,395; S. D. Ladwig, $298,448; R. L. Edwards, $228,448; J. L. Sullivan, $134,683; and B. M. Cederberg, $139,424.

Mr. Monahan and Ms. Cederberg will also retain, so long as they remain employed with the Company, the right to receive benefits accrued as of the Spin-Off Date under 3M’s pension plan. Employees who were 3M employees immediately prior to the spin-off whose age and years of 3M pension service as of the Spin-Off Date equal or exceed 50 (with a minimum of 10 years of 3M pension service) continue to be credited with service for purposes of early retirement subsidies under 3M’s pension plan based on their combined pension service with the Company and 3M, and will have their 3M accrued benefits as of the Spin-Off Date increased following the spin-off by 4% per year of employment with the Company. One half of the 4% per year increase will be paid to the individual by 3M and one half will be paid by the Company. Mr. Monahan and Ms. Cederberg are eligible to continue to accrue service credit under 3M’s pension plan as described above. The annual amount payable by the Company to those named individuals (assuming retirement from the Company at age 65) is as follows: W.T. Monahan, $56,492; and B.M. Cederberg, $22,664.

Employment Agreement

Mr. Monahan. The Company has entered into an employment agreement with Mr. Monahan, which commenced as of the Spin-Off Date for an initial four-year term, with automatic one-year renewals commencing as of the second anniversary of the Spin-Off Date, unless notice not to renew is given by either party. Pursuant to the agreement, Mr. Monahan will serve as the Chief Executive Officer of the Company, and the Company will use its best efforts to have Mr. Monahan elected to the Board.

The agreement provides that if Mr. Monahan’s employment is terminated by the Company without cause or by Mr. Monahan for good reason, he will be entitled to receive, for the remainder of the term of the agreement (i) base salary, (ii) annual incentive compensation equal to the average annual incentive awards for the three completed years immediately preceding the date of employment termination, plus a pro rata annual incentive award for the year in which termination of employment occurs, (iii) the additional benefits that Mr. Monahan would have been entitled to receive under the Company’s defined benefit pension plans had he remained an employee during the remainder of the term of the agreement, based on the base salary and incentive compensation levels described in clauses (i) and (ii) above, and (iv) continued participation in all welfare benefit plans, subject to an offset to the extent similar benefits are made available to Mr. Monahan without cost under welfare benefit plans of a subsequent employer. In addition, Mr. Monahan’s equity-based awards will become fully vested and, with respect to his stock options, fully exercisable, as of his date of termination.

The agreement provides that if Mr. Monahan’s employment is terminated by reason of death, his estate or designated beneficiary will be entitled to receive his base salary and a prorated annual incentive compensation award for a period of one year. If his employment is terminated by reason of disability, he will be entitled to receive a prorated annual incentive compensation award for a period of one year.

The agreement also provides that if Mr. Monahan receives payments under his agreement that would subject him to any federal excise tax due under Section 280G of the Internal Revenue Code, then he will also receive a cash “gross-up” payment so that he will be in the same net after-tax position that he would have been in had such excise tax not been applied.

During (i) the term of the agreement, (ii) any period during which Mr. Monahan continues to receive salary pursuant to the terms of the agreement, and (iii) the one-year period following termination of Mr. Monahan’s employment by the Company for cause or by Mr. Monahan other than for good reason, Mr. Monahan is required to comply with provisions regarding non-competition, non-solicitation of employees, disparagement of the Company, return of work papers and compliance with policies regarding confidentiality of information.

Severance Agreements

In addition to Mr. Monahan’s agreement, each of the other named executives has entered into a severance agreement with the Company which provides certain benefits upon termination of employment by the Company for any reason other than cause or termination of employment by the executive for good reason. Upon qualification for severance benefits, the executive would receive (i) the full base salary earned by the executive and unpaid through the date of termination, (ii) any amount earned by the executive as a bonus with respect to the fiscal year of the Company preceding the date of termination if such bonus has not been paid, and (iii) an amount representing credit for any vacation earned or accrued by the executive but not taken during the current vacation year. In lieu of any further base salary payments to the executive for periods subsequent to the date of termination, and unless termination occurs after a change of control of the Company, the executive would also receive a cash amount equivalent to the sum of (i) an amount equal to the target bonus under the applicable bonus plan for the fiscal year in which the date of termination occurs; plus (ii) an amount equal to one year’s salary for the fiscal year in which the date of termination occurs. In the event termination occurs after a change of control of the Company, the executive would instead be eligible to receive a cash amount equal to the sum of (i) an amount equal to two times the average of the sum of the actual bonuses paid to the executive for the two years prior to the fiscal year in which the date of termination occurs; plus (ii) an amount equal to two times the executive’s annual salary for the fiscal year in which the date of termination occurs. The Company will also provide the executive with the Company’s standard medical and dental insurance coverages, as elected by the executive, for twelve months following the date of termination. Additionally, notwithstanding any other agreement in existence between the Company and the executive at the date of termination, all shares of restricted stock owned or held by the executive or promised by the Company shall be immediately vested without further restriction.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company’s Common Stock during the period commencing July 15, 1996 (the date on which the Common Stock began regular way trading on the New York Stock Exchange) and ending on December 31, 2000 with the cumulative total return on the S&P MidCap 400 Index and the Pacific Stock Exchange High Technology Index (“PSE High Tech Index”) over the same period. The graph and table assume the investment of $100 on July 15, 1996 in each of the Company’s Common Stock, the S&P MidCap 400 Index and the PSE High Tech Index and reinvestment of all dividends.

Comparison of Total Return

  among Imation Corp., S&P MidCap 400 Index and PSE High Tech Index

[PERFORMANCE CHART]

(Total Return Index)	7/15/96	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

Imation Corp.	$100.00	$117.19	$66.67	$72.92	$139.84	$64.58

S&P MidCap 400 Index	100.00	117.36	152.94	179.46	203.42	239.04

PSE High Tech Index	100.00	133.09	159.64	246.57	533.58	447.57

GENERAL

The costs of preparing, printing and mailing this Proxy Statement will be paid by the Company, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders for a fee of $5,500, plus reimbursement for certain out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Morrow & Co., Inc.

A copy of the Company’s Annual Report for the year ended December 31, 2000 is being sent to shareholders with this Proxy Statement. Imation will furnish to shareholders without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to:

INVESTOR RELATIONS
IMATION CORP.
1 IMATION PLACE
OAKDALE, MN 55128

Any shareholder proposal intended to be presented at the Company’s Annual Meeting to be held in 2002 that is requested to be included in the Company’s Proxy Statement must be received at the principal executive offices of the Company by the close of business on November 30, 2001. Such proposal must also comply with all applicable statutes and regulations and should be sent to the attention of the Secretary of the Company.

If a shareholder wishes to present any other proposal or nominate a person to be elected as a director at the Company’s Annual Meeting to be held in 2002, the proposal or nomination must be received in writing by the Secretary of the Company at the Company’s principal executive offices between February 8, 2002 and March 11, 2002. However, if the Annual Meeting is to be held before April 29, 2002 or after May 19, 2002, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 60 days before the Annual Meeting. The proposal or nomination must contain the specific information required by the Company’s Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

Dated: March 20, 2001

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ JOHN L. SULLIVAN
John L. Sullivan
Vice President, General Counsel
and Secretary

Appendix A

AUDIT COMMITTEE CHARTER

In its role as the Audit Committee, the Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and obtain the independent auditor’s assessment of the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to filing its quarterly report on Form 10-Q with the SEC. At the option of the Committee Chairman, this review can be performed solely by the Chairman of the Audit & Finance Committee.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.	Recommend the appointment of the independent auditor to the Board. The independent auditor is ultimately accountable to the Audit & Finance Committee and the Board.

8.	Monitor fees paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit & Finance Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10.	Evaluate the performance of the independent auditor and, if so determined by the Audit & Finance Committee, recommend to the Board that the Board replace the independent auditor.

11.	Review the appointment and replacement of the senior internal auditing executive.

12.	Review the scope of the Company’s internal audit activity, summaries of significant reports prepared by the internal auditing department, and management’s response.

13.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14.	Review with management, the senior internal audit executive, and the independent auditor the Company’s efforts to monitor its conformity with applicable legal requirements and the Company’s Business Conduct Policy. Review with management the Company’s legal matters or inquiries from regulatory agencies that could have a significant impact on the financial statements. Advise the Board with respect to these reviews.

15.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and required communication items.

A-1

16.	Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit work, any restrictions on their scope of activities or access to required information, and any management letter provided by the auditor and the Company’s response to the letter.

17.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

18.	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

19.	Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

A-2

IMATION CORP.
2001 PROXY

P	This proxy is solicited on behalf of the Board of Directors

R O X Y	The undersigned hereby appoints William T. Monahan, Robert L. Edwards and John L. Sullivan and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Imation Corp. to be held at 9:00 a.m. (local time), Wednesday, May 9, 2001 at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas; and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Furthermore, as a participant in the Imation Retirement Investment Plan (“RIP”), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the 2001 Annual Meeting of Shareholders of Imation Corp. and any adjournment thereof, all shares of Imation Corp. Common Stock allocated as of March 13, 2001, to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by First Chicago Trust Company of New York, acting as tabulation agent for the RIP Trustee, by May 4, 2001. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by Participants shall be held in strict confidence by the RIP Trustee.

Indicate change of address here and mark box on reverse side.

SEE REVERSE SIDE

— FOLD AND DETACH HERE —

IMATION CORP.

ANNUAL SHAREHOLDERS MEETING

WYNDHAM ANATOLE HOTEL
2201 STEMMONS FREEWAY
DALLAS, TEXAS

MAY 9, 2001
9:00 A.M. LOCAL TIME

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.econsent.com/imn.

	X	Please mark your votes as in this example.						3920

This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Items 1 and 2. Discretionary authority is hereby conferred as to all other matters which may properly come before the Meeting.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.

		FOR	WITHHELD				FOR	AGAINST	ABSTAIN

1.	Election of four Directors (Class II) to serve a term of three years. For, except vote withheld from the following nominee(s):			Nominees 01 William W. George 02 Marvin L. Mann 03 Glen A. Taylor 04 Daryl J. White	2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors.

							Address Change? Mark box Indicate change on the reverse:

					Check this box if you plan to attend the Annual Meeting. If you choose to vote your proxy by telephone, please do not hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting

						Please sign exactly as name appears above. When shares are held by joint tenants, either or both may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person

						SIGNATURE(S)			DATE

— FOLD AND DETACH HERE —

VOTE BY TELEPHONE OR THE INTERNET
QUICK • EASY • IMMEDIATE

Imation encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight New York time on May 8, 2001.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:	ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES

You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

OR

VOTE BY INTERNET:	POINT YOUR BROWSER TO THE WEB ADDRESS: http://www.eproxyvote.com/imn

Click on the “PROCEED” icon —You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

OR

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.